EXHIBIT 23(a)

                          Consent of Ernst & Young LLP,
                              Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sutter Surgery Centers, Inc. 1993 Stock Option Plan, Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (SAIBENI), Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (SHAH), Sutter Surgery Centers, Inc. Non-Qualified STock Option Plan and Agreement (AKELLA), Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (KELLY) and Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (MAY) of HEALTHSOUTH Corporation of our report dated March 1, 1995, except for Notes 2 and 17 as to which the date is June 13, 1995, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

Birmingham, Alabama
November 27, 1995